Exhibit 99.1

PRESS RELEASE March 15, 2022

5E ADVANCED MATERIALS COMMENCES TRADING ON NASDAQ

HIGHLIGHTS

•	5E Advanced Materials has commenced trading on the Nasdaq under ticker symbol “FEAM”

•	5E Advanced Materials maintains secondary listing on ASX under ticker symbol “5EA”

•	Marketing initiatives begin this week with assistance from capital markets advisor, BofA Securities

5E Advanced Materials, Inc. (Nasdaq:FEAM) (ASX:5EA) (“5E” or the “Company”) is pleased to announce that its’ primary U.S. listing is now effective with the commencement of trading on the Nasdaq Global Select Market (“Nasdaq”) on March 15, 2022 under ticker symbol “FEAM.”

5E’s CHESS Depositary Interests (“CDIs”) will continue to trade on the Australian Securities Exchange (“ASX”) under ticker symbol “5EA.” Each FEAM share represents ten (10) 5EA CDIs.

In support of the Nasdaq listing, the Company has begun extensive investor outreach and non-deal marketing efforts in the U.S. with assistance from its capital markets advisor, BofA Securities.

Commenting on the commencement of Nasdaq trading, 5E CEO, Henri Tausch, said:

“Our Nasdaq listing delivers another important milestone for the Company, and I am incredibly proud of the team who have worked diligently to deliver a successful U.S. listing. We also look forward to working with U.S. and other Nasdaq investors in our pursuit to become a vertically integrated global leader in boron advanced materials.

Although relatively unknown, boron is a scarce resource and critical input to many traditional and future facing decarbonization applications, including permanent magnets, electric vehicles, wind turbines, and micronutrients. Accelerating worldwide demand and limited supply from international, unstable sources is driving the need for a new, domestic source of boron. 5E is well positioned to provide this critical source as we operate the largest known new conventional boron deposit globally, which is located in Southern California and designated Critical Infrastructure by the U.S. government.

We are in the Right Place, at the Right Time, with the Right Asset.”

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq:FEAM) (ASX:5EA) is positioned to become a vertically integrated global leader in BORON+ advanced materials with a focus on enabling decarbonization. BORON+ products target critical, high value applications within electric transportation, clean energy, food and domestic security. 5E’s advanced materials business is underpinned by its low cost, light environmental touch boron resource in Southern California, which is designated Critical Infrastructure by the U.S. government and serves as the largest known new conventional boron deposit globally. 5E’s resource quality, domestic supply source, and downstream processing capabilities provide a competitive advantage given customer product specifications, scarcity of resource, and reliance on unstable, international supply. There is an increasing call for a new stable source of BORON+ as U.S. and rest of world demand accelerates and 5E is strategically positioned to answer this call. We are in the Right Place, at the Right Time, with the Right Asset.

Forward Looking Statements

This press release contains ‘forward-looking information’ that is based on the Company’s expectations, estimates and projections as of the date on which the statements were made. This forward-looking information includes, among other things, statements with respect to the Company’s business strategy, plans, development, objectives, performance, outlook, growth, cash flow, projections, targets and expectations, mineral reserves and resources, results of exploration and related expenses. Generally, this forward-looking information can be identified by the use of forward-looking terminology such as ‘outlook’, ‘anticipate’, ‘project’, ‘target’, ‘potential’, ‘likely’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘may’, ‘would’, ‘could’, ‘should’, ‘scheduled’, ‘will’, ‘plan’, ‘forecast’, ‘evolve’ and similar expressions. Persons reading this announcement are cautioned that such statements are only predictions, and that the Company’s actual future results or performance may be materially different. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information.

Authorized for release by: Henri Tausch, Chief Executive Officer

For further information contact:

Chance Pipitone	Elvis Jurcevic	Chris Sullivan
Investor Relations – U.S.	Investor Relations – Australia	Media
info@5Eadvancedmaterials.com	ej@irxadvisors.com	chris@macmillancom.com
Ph: +1 (346) 433-8912	Ph: + 61 408 268 271	Ph: +1 (917) 902-0617